Exhibit 32
CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Christopher R. Gruseke and Penko Ivanov hereby jointly certify as follows:
They are the Chief Executive Officer and the Chief Financial Officer, respectively, of Bankwell Financial Group, Inc. (the “Company”);
To the best of their knowledge, the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ Christopher R. Gruseke Christopher R. Gruseke President and Chief Executive Officer Date: March 30, 2018
/s/ Penko Ivanov Penko Ivanov Executive Vice President and Chief Financial Officer Date: March 30, 2018